UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 17, 2006

--------------------------------------------------------------------------------

                                MCGRATH RENTCORP
             (Exact name of Registrant as Specified in its Charter)


         California                    0-13292                   94-2579843

(State or Other Jurisdiction       (Commission File            (IRS Employer
     of Incorporation)                 Number)               Identification No.)

                 5700 Las Positas Road, Livermore, CA 94551-7800

               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (925) 606-9200

--------------------------------------------------------------------------------

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On March 20, 2006, McGrath RentCorp ("McGrath," the "Registrant", or the "Company") issued a press release (the "Release") announcing the appointment of Mr. Keith Pratt, age 43, as Chief Financial Officer, effective March 17, 2006. Mr. Pratt joined McGrath in January 2006 and most recently was with Advanced Fibre Communications ("AFC"), a public telecommunications equipment company in Petaluma, California, where he served as Senior Vice President and Chief Financial Officer. Mr. Pratt served as Chief Financial Officer of AFC from 1999 until AFC was acquired by Tellabs, at the end of 2004. He also served as Director of Corporate Development at AFC prior to becoming Chief Financial Officer. Prior to Mr. Pratt joining AFC, he served as Director, Strategy & Business Development Group at Pacific Telesis. Mr. Pratt has an undergraduate degree from Cambridge University in Production Engineering and an MBA from Stanford University. Mr. Pratt is employed by the Company on an "at-will" basis with a current annual base salary of $290,000 and an annual bonus of up to 60% of his annual base salary based on a combination of the level of the Company's pre-tax profit for the year and the extent to which Mr. Pratt achieves his own individual performance goals. In connection with Mr. Pratt joining the Company, he received an option grant for the purchase of 80,000 shares of common stock of the Company at an exercise price equal to the fair market value on the date of grant. These options vest pursuant to the Company's standard vesting schedule of 20% of the total number of shares under such option grant at the end of the first year anniversary of such grant, and then 5% of the total number of shares under such option grant vest at the end of each successive three month period thereafter until fully vested.

     Pursuant to the Release, the Company also announced the appointment of Mr. David Whitney, age 41, to the position of Vice President and Principal Accounting Officer, effective March 17, 2006. Mr. Whitney will also continue in his role as Corporate Controller of the Company which he has held since joining the Company in April 2000. Previously he was Manager of Regional Accounting for The Permanente Medical Group in Oakland, California. Mr. Whitney holds a BS in Accounting from California State University at Hayward, and is a Certified Public Accountant. Mr. Whitney is employed by the Company on an "at-will" basis with a current annual base salary of $155,000 with an annual bonus of up to 20% of his annual base salary based on achieving various individual and Company performance goals. Pursuant to prior grants during the course of his employment with the Company, Mr. Whitney holds options to purchase 40,900 shares of the Company's common stock. All such options were granted pursuant to the Company's standard vesting schedule described above.

     Mr. Thomas Sauer, the Company's prior Chief Financial Officer and Chief Accounting Officer, retired from both those roles effective March 17, 2006 and will continue to work at the Company on a part-time basis through the end of 2006. Mr. Sauer will provide support to the financial management team and various strategic planning efforts.

     A copy of the press release announcing these appointments and Mr. Sauer's retirement from the Company's Chief Financial Officer and Chief Accounting Officer roles is attached hereto as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits.

      (c)  Exhibits.

      99.1     Press release issued by the Registrant, dated March 20, 2006.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               McGrath RentCorp


Date: March 20, 2006           By: /s/ Randle F. Rose
                                  ------------------------------

                                  Randle F. Rose
                                  Vice President of Administration and Secretary